Exhibit 99.3

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Granahan McCourt Acquisition Corporation

P.O. Box AQ

Princeton, NJ 08525

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF GRANAHAN MCCOURT ACQUISITION CORPORATION

The undersigned appoints David C. McCourt, Patrick Tangney and Ellyn M. Ito, as proxies, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes any of them to represent and to vote, as designated on the reverse side, all shares of common stock of Granahan McCourt Acquisition Corporation held of record by the undersigned on                     , 2008, at the Special Meeting of Stockholders to be held on                     , 2008, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXIES TO VOTE IN THEIR DISCRETION TO ADOPT THE AGREEMENT AND PLAN OF MERGER IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4, 5, 6, 7 & 8. THE GRANAHAN MCCOURT ACQUISITION CORPORATION BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

Granahan McCourt Acquisition CORPORATION MAY POSTPONE OR ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE GRANAHAN MCCOURT ACQUISITION CORPORATION BOARD OF DIRECTORS, SUCH AS NOT HAVING ACHIEVED THE REQUISITE VOTE TO APPROVE THE PROPOSALS.

(Continued and to be signed on reverse side)

YOUR VOTE IS IMPORTANT!

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3, 4, 5, 6, 7 & 8. THE GRANAHAN MCCOURT ACQUISITION CORPORATION BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.

The Merger Proposal—To adopt the Agreement and Plan of Merger, dated as of April 24, 2008, by and among Granahan McCourt Acquisition Corporation, Satellite Merger Corp., Granahan McCourt Acquisition Corporation’s wholly-owned subsidiary, Pro Brand International, Inc., and certain equity holders of Pro Brand International, Inc. and to approve the transactions contemplated thereby.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 1 and you hold shares of Granahan McCourt Acquisition Corporation common stock issued in Granahan McCourt Acquisition Corporation’s initial public offering, may you exercise your conversion rights pursuant to Granahan McCourt Acquisition Corporation’s Fourth Amended and Restated Certificate of Incorporation and demand that Granahan McCourt Acquisition Corporation convert your shares of common stock into a pro rata share of the amount held in the trust account by marking the “I Hereby Exercise My Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Granahan McCourt Acquisition Corporation common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares through the effective time of the merger and your tender of your stock certificate to the combined company. I HEREBY EXERCISE MY CONVERSION RIGHTS ☐

2.

The Name Change Proposal—To amend and restate Granahan McCourt Acquisition Corporation’s Fourth Amended and Restated Certificate of Incorporation to change Granahan McCourt Acquisition Corporation’s name from “Granahan McCourt Acquisition Corporation” to “Pro Brand International Group, Inc.” (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

The Authorized Shares Proposal—To amend and restate Granahan McCourt Acquisition Corporation’s Fourth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 200,000,000 shares (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.

The Blank Check and Reverse Stock Split Proposal—To amend and restate Granahan McCourt Acquisition Corporation’s Fourth Amended and Restated Certificate of Incorporation to remove certain provisions of Article Third and remove Article Fifth and Article Eleventh in their entirety, as these provisions were put in place in connection with Granahan McCourt Acquisition Corporation being a blank check company and will no longer be applicable to Granahan McCourt Acquisition Corporation following the merger, and to remove certain provision of Article Fourth relating to a reverse stock split that was completed in connection with Granahan McCourt Acquisition Corporation’s initial public offering and is no longer applicable to Granahan McCourt Acquisition Corporation (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

5.

The Director Class Proposal—To amend and restate Granahan McCourt Acquisition Corporation’s Fourth Amended and Restated Certificate of Incorporation to amend Article Sixth of the certificate of incorporation to clarify when the terms of the three classes of directors expire (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).

		FOR ☐	AGAINST ☐	ABSTAIN ☐

6.	To elect directors (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT ☐
Nominess:

Class I		Class II		Class III
☐	Barry S. Sternlicht	☐	Paul N. D’Addario	☐	David C. McCourt
☐	George J. Tennet	☐	Patrick Tangney	☐	Philip M. Shou
		☐	Roger L. Werner, Jr.	☐	James P. Crownover

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold authority for, as shown here ☒

7.	The 2008 Plan Proposal—To adopt and approve the Pro Brand International Group 2008 Omnibus Incentive Plan (THIS PROPOSAL WILL ONLY BE PRESENTED IF PROPOSAL 1 IS APPROVED).	FOR ☐	AGAINST ☐	ABSTAIN ☐

8.

The Adjournment Proposal—To authorize the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are insufficient votes at the time of the special meeting.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

Signature                              Signature                                  Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.